EXHIBIT 4.7

GUARANTEE

February 24, 2004

The Guarantors listed below (hereinafter referred to as the “Guarantors,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, the Company (defined below) and U.S. Bank National Association, as trustee (the “Indenture”) and any additional Guarantors), have irrevocably and unconditionally guaranteed on a senior subordinated basis the Guarantee Obligations (as defined in Section 10.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 7.75% Senior Subordinated Notes due 2014 (the “Notes”) of Nectar Merger Corporation, a Delaware corporation (the “Company”), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer, or otherwise.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are subordinated to Senior Indebtedness of the Guarantors as set forth in Section 10.7 and Article XI of the Indenture and reference is hereby made to such Section and Article for the precise terms of such subordination.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and the Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLES X AND XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed as of the date first written above.

FLORISTS’ TRANSWORLD DELIVERY, INC.

By:
Name: Carrie A. Wolfe
Title: Chief Financial Officer & Treasurer

FTD.COM INC.

By:
Name: Carrie A. Wolfe
Title: Chief Financial Officer & Treasurer

FLOWERS USA, INC.

By:
Name: Jon R. Burney
Title: Secretary

FTD HOLDINGS, INCORPORATED

By:
Name: Carrie A. Wolfe
Title: Treasurer

RENAISSANCE GREETING CARDS, INC.

By:
Name: Carrie A. Wolfe
Title: Treasurer

VALUE NETWORK SERVICES, INC.

By:
Name: Carrie A. Wolfe
Title: Treasurer

FTD INTERNATIONAL CORPORATION

By:
Name: Carrie A. Wolfe
Title: Treasurer